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                         NAVISTAR FINANCIAL CORPORATION
                                AND SUBSIDIARIES


                                INDEX TO EXHIBITS


     The following documents of Navistar Financial Corporation are incorporated herein by reference:

3.1 Restated Certificate of Incorporation of Navistar Financial Corporation (as amended and in effect on December 15, 1987). Filed on Form 8-K dated December 17, 1987. Commission File No. 1-4146-l.

3.2          The By-Laws of Navistar Financial  Corporation (as amended February
             29,  1988). Filed on Form 10-K dated January 19, 1989.   Commission
             File No. 1-4146-1.